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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                                October 29, 2002
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                           NATIONAL CITY CORPORATION
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             (Exact name of registrant as specified in its charter)


           Delaware                      1-10074                34-1111088
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)




1900 East Ninth Street, Cleveland, Ohio                            44114
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(Address of principal executive offices)                        (Zip Code)


                                 (216) 222-2000
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              (Registrant's telephone number, including area code)

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Item 9. Regulation FD Disclosure

On October 29, 2002, National City Corporation (NYSE: NCC) issued a press release announcing that its Board of Directors approved a series of actions to strengthen and improve the company's already strong corporate governance practices. The actions included new charters specifying in greater detail the responsibilities of the Board Committees including the Audit Committee, the Nominating and Board of Directors Governance Committee, and the Compensation and Organization Committee. In addition, new Corporate Governance Guidelines, a new Code of Ethics and a Code of Ethics for Senior Financial Officers have been established in response to the proposed New York Stock Exchange Corporate Governance Rules and the Sarbanes-Oxley Act of 2002. The Board has determined that 13 of National City's 15 directors are "independent directors" as defined by National City's Corporate Governance Guidelines and the proposed New York Stock Exchange Corporate Governance Rules. All members of the Audit and Nominating and Board of Directors Governance Committees are independent under these guidelines. Such press release is attached as Exhibit 99.1 to the Registrant's filing on this Form 8-K. Additionally, the new Committee charters as well as the Corporate Governance Guidelines, the Code of Ethics and the Code of Ethics for Senior Financial Officers are attached as Exhibits 99.2 through
99.7 to the Registrant's filing on this Form 8-K.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2002                 By /s/ David L. Zoeller
                                        ----------------------------------
                                        David L. Zoeller
                                        Executive Vice President and General
                                        Counsel